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                                                                    EXHIBIT 5.1

                       [SHEARMAN & STERLING LETTERHEAD]

                                April 29, 1997

Cell Genesys, Inc.
342 Lakeside Drive
Foster City, California 94404

                              Cell Genesys, Inc.
                      Registration Statement on Form S-4

Ladies and Gentlemen:

  As counsel to Cell Genesys, Inc., a corporation organized under the laws of the State of Delaware ("Cell Genesys"), we are rendering this opinion in connection with the registration by Cell Genesys pursuant to the above-referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, of the shares (the "Shares") of common stock, par value $.001 per share, of Cell Genesys to be issued in connection with the merger of S Merger Corporation, a corporation organized under the laws of the State of Delaware ("Merger Sub") and a direct wholly owned subsidiary of Cell Genesys, with and into Somatix Therapy Corporation, a corporation organized under the laws of the State of Delaware ("Somatix"), pursuant to the agreement and plan of merger and reorganization, dated as of January 12, 1997 (as amended and restated as of March 27, 1997, the "Merger Agreement"), among Cell Genesys, Merger Sub and Somatix.

  As such counsel and in connection with the opinion expressed below, we have examined copies of the Registration Statement, the restated certificate of incorporation of Cell Genesys dated February 2, 1993, as amended, the restated by-laws of Cell Genesys, the Merger Agreement, certificates of public officials and officers of Cell Genesys, and such other documents, instruments and records as we have deemed necessary or appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

  Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and, when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein.

                                          Very truly yours,

                                          SHEARMAN & STERLING